UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 5, 2021 (September 30, 2021)

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113-1127

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CLXT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02.	Results of Operations and Financial Condition

On October 5, 2021, Calyxt, Inc. (“Calyxt”) issued a press release, the full text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On October 5, 2021, Calyxt issued the press release referred to in Item 2.02 above, which is incorporated by reference into this Item 8.01.

Calyxt is also providing in this Current Report on Form 8-K the following risk factor, which supplements the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2020:

Our operational and financial success depends on our ability to successfully implement our strategic initiative to provide synthetic biology solutions for an expanded group of end markets, which is subject to a variety of risks and uncertainties.

Since our inception, we have deployed our technology platform toward delivering plant-based innovations and solutions, primarily to the agriculture end market. In October 2021, we announced a strategic initiative that will focus Calyxt on engineering plant-based synthetic biology solutions to meet the demand-driven needs of a diversified base of potential customers across an expanded group of end markets, including the nutraceutical, cosmeceutical, personal care, pharmaceutical, advanced materials, and chemical industries, in addition to the agriculture end market. This expanded and diversified focus will place significant demands on our management, will require adaptations to our operational infrastructure, and necessitate incremental capital expenditures. If we fail to effectively and efficiently manage and implement the strategic initiative, our business, financial condition and results of operations would be adversely impacted. We would face similar adverse impacts if we are unable to differentiate Calyxt’s offerings and capabilities from competitors in the synthetic biology industry, who may have competitive advantages over us, or if we are otherwise not successful in marketing our offerings and capabilities to new target customers.

In addition, to the extent we face technological and other challenges, including unanticipated costs, in leveraging our PlantSpring platform for the development of compounds intended to be produced in the BioFactory manufacturing facility, adapting our technology platform for specific customer-driven molecule needs, or scaling production, our business, financial condition and results of operations would be adversely impacted. The artificial intelligence and machine learning capabilities that Calyxt is developing for our PlantSpring platform remain in the early stages of development, and their implementation and effectiveness could be adversely affected by flawed algorithms, insufficient datasets, or errors resulting from human intervention.

Moreover, because of the novelty and complexity of our PlantSpring platform and BioFactory, achieving broad commercial success may require that we overcome potential customer skepticism regarding our capabilities, particularly in light of the historical challenges of scaling production in the field of synthetic biology. If we do not achieve the technical specifications required by our customers or successfully manage new product development processes, or if development work is not performed according to schedule, then our revenue growth from new pipeline products may be prevented or delayed, and our business and operating results may be harmed.

Item 9.01.	Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description

99.1	Press Release dated October 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2021

CALYXT, INC

By:	/s/ Michael A. Carr
Name:	Michael A. Carr
Title:	President and Chief Executive Officer